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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of NCO Group, Inc. on Form S-3 of our report dated March 6, 1998, on our audits of the consolidated financial statements of NCO Group, Inc. as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, which report is included in the NCO Group Inc.'s Form 10-K for the year ended December 31, 1997. We also consent to the references to our firm under the captions "Selected Financial Data." and "Experts".

Coopers & Lybrand L.L.P.


Philadelphia, Pennsylvania
May 1, 1998